Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On April 22, 2014, Victory Electronic Cigarettes Corporation (the “Company” or “Victory”) entered into a share purchase agreement (the “Exchange Agreement”) by and between (i) the Company and (ii) the shareholders of Must Have Limited (“MHL”), an England and Wales incorporated limited company (the “MHL Shareholders”). Pursuant to the terms of the Exchange Agreement the MHL Shareholders transferred to the Company all of the shares of MHL held by such shareholders in exchange for (1) the issuance of 2,300,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (2) GBP £5,345,713.58 (equivalent to $9,000,000) in cash consideration, (3) $11,000,000 of promissory notes, (4) GBP £6,796,303 in respect of MHL's surplus cash, and (5) (if payable in accordance with the terms of the Exchange Agreement) up to $5,000,000 as an earn-out (the “Share Exchange”). As a result of the Share Exchange, MHL is now a wholly-owned subsidiary of the Company.

The accompanying unaudited pro forma combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon Victory’s and MHL’s historical financial statements, after giving effect to Victory’s acquisition of MHL and the adjustments described in the following footnotes, and are intended to reflect the impact of this acquisition on Victory on a pro forma basis.

The unaudited pro forma combined balance sheet as of December 31, 2013 reflects the acquisition of MHL as if it had been consummated on that date and includes historical information as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Share Exchange and that are factually supportable.

The unaudited pro forma combined statements of operations for the year ended December 31, 2013 give effect to the Share Exchange as if it had been consummated on January 1, 2013 and include historical information as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Share Exchange, are expected to have a continuing impact and are factually supportable.

The accompanying unaudited pro forma combined financial statements are presented for illustrative purposes only. They do not purport to represent what Victory’s consolidated results of operations and financial position would have been had the Share Exchange actually occurred as of the dates indicated, and they do not purport to project Victory’s future consolidated results of operations or financial position. The unaudited pro forma combined statements of operations and income do not reflect any adjustments for the effect of non-recurring items that Victory may realize as a result of the Share Exchange. The unaudited pro forma combined financial statements include certain reclassifications to conform the historical financial information of MHL to the presentation of Victory.

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect the amounts related to tangible and intangible assets and liabilities acquired at an amount equal to the preliminary estimate of their fair values. The pro forma adjustments reflecting the completion of the Share Exchange are based upon the acquisition method of accounting in accordance with Accounting Standards Codification 805, “Business Combinations” (“ASC 805”), and the assumptions set forth in the notes to the unaudited pro forma combined financial statements. Management has made a preliminary allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the purchase price is preliminary pending finalization of various estimates and valuation analyses.

The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document.

Victory Electronic Cigarettes Corporation
Unaudited Pro Forma Combined Balance Sheet
As of December 31, 2013

					Pro Forma
			Pro Forma		Acquisition
	Historical		Acquisition		Related Financing		Pro Forma
	Victory	Must Have	Adjustments		Adjustments		for Acquisitions

ASSETS

Current Assets:
Cash	$2,081,963	$12,128,182	$(20,398,588)	(a)	$22,000,000	(c)	$2,322,757
			-		(1,488,800)	(d)
					(12,000,000)	(f)
Accounts receivable, net of allowance	112,921	1,052,230	-		-		1,165,151
Inventory	340,636	2,962,290	-		-		3,302,926
Prepaid inventory	-	-	-		-		-
Prepaid and other current assets	42,704	-	-		-		42,704
Other current assets	6,750	-	-		-		6,750
Total current assets	$2,584,974	$16,142,702	$(20,398,588)		$8,511,200		$6,840,288

Goodwill	-	-	36,247,448	(a)	-		36,247,448
					-
Intangibles, net			-		-		-
Deferred debt issue costs					1,488,800	(d)	1,488,800
Loan costs, net	-	-	-		-		-
Deferred charges	-	-	-		-		-
Property and equipment, net	27,376	270,850	-		-		298,226
Total assets	$2,612,350	$16,413,552	$15,848,860		$10,000,000		$44,874,762

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable and accrued expenses	$306,200	$5,737,412	$-		$-		$6,043,612
Accounts payable - related parties	-	-	-		-		-
Revolving line of credit, net	-	-	-		-		-
Senior convertible note	-	-	-		24,175,824	(c)	9,116,376
					(2,175,824)	(c)
					(883,624)	(e)
					(12,000,000)	(f)
Convertible promissory notes	650,000	-	-		-		650,000
Promissory notes	-	-	11,000,000	(a)	-		11,000,000
Private placement funds received in advance	1,100,000	-	-				1,100,000
Due to related parties	448,166	-	-		-		448,166
Other liabilities	20,000	-	-		883,624	(e)	903,624
Notes payable	-	-	-		-		-
Current maturities of long-term debt	-	-	-		-		-
Total current liabilities	$2,524,366	$5,737,412	$11,000,000		$10,000,000		$29,261,778

Long Term Liabilities:
Warrant liability	$16,600,500	$-	$-				$16,600,500
Note payable - related parties	-	-	-		-		-
Long-term debt, less current maturities	-	-	-		-		-
Total long-term liabilities	$16,600,500	$-	$-		$-		$16,600,500
Total liabilities	$19,124,866	$5,737,412	$11,000,000		$10,000,000		$45,862,278

Stockholders' equity (deficit)
Common stock	$53,394	$660	$2,300	(a)	$-		$56,354
			(660)	(b)			(660)
Other comprehensive income	-	-	-		-		-
Additional paid-in capital	4,727,138	16,488	15,522,700	(a)	-		20,266,326
	-	-	(16,488)	(b)	-		(16,488)
Retained earnings (accumulated deficit)	(21,293,048)	10,658,992	(10,658,992)	(b)			(21,293,048)
Total stockholders' equity (deficit)	$(16,512,516)	$10,676,140	$4,848,860		$-		$(987,516)
Total liabilities and stockholders' equity (deficit)	$2,612,350	$16,413,552	$15,848,860		$10,000,000		$44,874,762

(a)
Amounts represent the acquisition Must Have LTD, completed on April 22, 2014.  The excess of the purchase price over net assets for the acquisition of Must Have LTD has been preliminarily allocated to goodwill, pending the valuation of the identifiable intangibles, which we expect to include tradenames and customer relationships, and is as follows:

	Cash consideration	$20,398,588
	Promissory notes issued to seller	11,000,000
	Common stock	15,525,000
		46,923,588
	Less: Net assets acquired	10,676,140
	Less: Identifiable intangibles	-
	Goodwill	$36,247,448

(b)	Amounts represent the closing of the historical equity accounts of the acquiree.

(c)	Amount represents our completion of the private placement of $24,175,824 of 6% Original Issue Discount Senior Secured Convertible Promissory Notes in April 2014. Recorded as follows:

	Face value of debt	$24,175,824
	Original issue discount	(2,175,824)
	Proceeds	$22,000,000

(d)	Amount represents deferred debt issue costs related to the notes described in (c) above.

(e)
Amount represents the estimated preliminary fair value of the conversion feature associated with the April 2014 6% Original Issue Discount Senior Secured Convertible Promissory Notes.  The embedded conversion feature contains a provision which could reduce the conversion price based on certain future events and thus is recorded at its fair value separate from the debt instrument.  The estimated fair value was based upon a  preliminary binomial model using the following assumptions:

	Fair value of common shares		$7.05
	Term (years)		1.00
	Term-matched risk-free interest rate		0.11%
	Term-matched stock volatility		40%
	Exercise price		$9.92

(f)	Amount represents the repayment to the lenders of the 6% Original Issue Discount Senior Secured Convertible Promissory Notes which was completed on May 8, 2014.

Victory Electronic Cigarettes Corporation
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2013

	December 31, 2013
			Pro Forma Acquisition Adjustments		Pro Forma Acquisition Related Financing Adjustments		Pro Forma Statements of Operations
	Historical
	Victory	Must Have (a)
Revenues
Sales	$3,102,729	$26,917,187	$-		$-		$30,019,916
Cost of goods sold	1,288,914	9,077,466	-		-		10,366,380
Gross Profit	1,813,815	17,839,721	-		-		19,653,536

Operating expenses

Advisory agreement warrants	16,600,500	-	-		-		16,600,500
Distribution, advertising and marketing	1,078,180	-	-		-		1,078,180
Selling, general and administrative	3,036,873	4,532,236	-		-		7,569,109
Total Operating Costs	$20,715,553	$4,532,236	$-		$-		$25,247,789

Income (loss) from operations	$(18,901,738)	$13,307,485	$-		$-		$(5,594,253)

Interest Expense (Income)
Interest expense (income)	1,804,710	(26,644)	1,100,000	(b)	4,424,762	(d)	7,302,828

Income (loss) before taxes	(20,706,448)	13,334,128	(1,100,000)		(4,424,762)		(12,897,082)

Income tax expense	-	4,142,605	(4,142,605)	(c)	-		-
Net income (loss)	$(20,706,448)	$9,191,523	$3,042,605		$(4,424,762)		$(12,897,082)

Comprehensive income (loss)
Foreign currency measurement	-	-	-		-		-
Total comprehensive income (loss)	$(20,706,448)	$9,191,523	$3,042,605		$(4,424,762)		$(12,897,082)

Net loss per common share:
Basic and diluted	$(0.48)						$(0.29)

Weighted average numer of shares outstanding
Basic and diluted	42,871,414		2,300,000				45,171,414

(a)
Amounts represent the unaudited statement of operations of Must Have LTD for the year ended December 31, 2013, which was derived from the audited statement of operations for the year ended June 30, 2013, decreased by the unaudited results of operations for the six months ended December 31, 2012 and increased by the unaudited results of operations for the six months ended December 31, 2013.

(b)	Amount is comprised of an increase in interest expense of $1,100,000 related to promissory notes of the sellers of Must Have LTD.

(c)	Amount to reduce income tax expense based on the overall loss of the consolidated company.

(d)	Amount represents the following:

	Interest expense	$760,138
	Accretion of the original issue discount	2,175,824
	Amortization of deferred debt issue costs	1,488,800
		$4,424,762